Exhibit (h)(3)(ii)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT FOR

CERTAIN SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST

Revised as of January 22, 2018

New Funds

Fund Name	Expense Limitation Expiration Date	Recoupment Period Expiration Date
AllianzGI Best Styles Emerging Markets Equity Fund	01/31/19	09/30/22
AllianzGI Best Styles Global Equity Fund	01/31/19	09/30/22
AllianzGI Best Styles International Equity Fund	01/31/19	09/30/22
AllianzGI Best Styles U.S. Equity Fund	01/31/19	09/30/22
AllianzGI Emerging Markets Consumer Fund	01/31/19	09/30/22
AllianzGI Emerging Markets Debt Fund	01/31/19	09/30/22
AllianzGI Emerging Markets Small-Cap Fund	01/31/19	09/30/22
AllianzGI Europe Equity Dividend Fund	01/31/19	09/30/22
AllianzGI Global Allocation Fund	01/31/19	09/30/22
AllianzGI Global Dynamic Allocation Fund	01/31/19	09/30/22
AllianzGI Global Fundamental Strategy Fund	01/31/19	09/30/22
AllianzGI Global High Yield Fund	01/31/19	09/30/22
AllianzGI Global Sustainability Fund	01/31/19	09/30/22
AllianzGI Global Water Fund	01/31/19	09/30/22
AllianzGI International Growth Fund	01/31/19	09/30/22
AllianzGI International Small-Cap Fund	01/31/19	09/30/22
AllianzGI Micro Cap Fund	01/31/19	09/30/22
AllianzGI NFJ Emerging Markets Value Fund	01/31/19	09/30/22
AllianzGI NFJ International Small-Cap Value Fund	01/31/19	09/30/22
AllianzGI PerformanceFee Managed Futures Strategy Fund*	01/31/19	N/A
AllianzGI PerformanceFee Structured US Equity Fund*	01/31/19	N/A
AllianzGI PerformanceFee Structured US Fixed Income Fund*	01/31/19	N/A
AllianzGI Real Estate Debt Fund	01/31/19	09/30/22
AllianzGI Short Duration High Income Fund**	03/31/16	09/30/19
AllianzGI Structured Return Fund	01/31/19	09/30/22
AllianzGI U.S. Equity Hedged Fund	01/31/19	09/30/22
AllianzGI Ultra Micro Cap Fund	01/31/19	09/30/22

*	For this New Fund, any limitation on expenses pursuant to this Agreement shall only be in respect of “Other Expenses” listed for the Class of the New Fund in the Trust’s current prospectus (excluding interest, taxes, extraordinary expenses, custodial credits, transfer agency credits and expense offset arrangements) and, for the avoidance of doubt, shall not be a limitation on investment management fees or “Acquired Fund Fees and Expenses” applicable to the New Fund. In addition, amounts waived or reimbursed with respect to the New Fund shall not be subject to recoupment.
**	Effective April 1, 2015, the expense limitations for Classes A, C, P and Institutional Class shares of AllianzGI Short Duration High Income were terminated

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

[signature page follows]

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Lawrence G. Altadonna
Name:	Lawrence G. Altadonna
Title:	Director and Director of Fund Administration

[Signature Page to Schedule A to Expense Limitation Agreement]